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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and schedule II included in the Annual Report of The A Consulting Team, Inc. and Subsidiaries on Form 10-K for the year ended
December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of The A Consulting Team, Inc. and Subsidiaries on Form S-3 (Nos. 333-88330, 333-42744, and 333-51084) and on
Form S-8 (No. 333-42145).





New York, New York                          GRANT THORNTON LLP
March 26, 2004